UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 14, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, Oak Grove Management Company LLC (the “Company”), a wholly-owned, direct subsidiary of TXU Energy Company LLC (“TXU Energy”), is developing an approximately 1,600 megawatt net capacity, two unit, coal-fueled generation facility located in Robertson County, Texas (the “Oak Grove Facility”).  Fluor Enterprises, Inc. (“Fluor”) serves as engineering, procurement and construction contractor for the Company with respect to the Oak Grove Facility.

In June 2006, the Company entered into an Engineering, Procurement and Construction Agreement with Fluor with respect to the Oak Grove Facility (the “Original EPC Agreement”).  Since June 2006, the Company’s primary activities with respect to the Oak Grove Facility have been the facility’s design, engineering and procurement.  In June 2007, the Company and Fluor amended and restated the Original EPC Agreement and entered into that certain Amended and Restated Engineering, Procurement and Construction Agreement (the “Amended and Restated EPC Agreement”)1.  Following approval of the Oak Grove air permit by the Texas Commission on Environmental Quality, the Company provided Fluor full notice to proceed to commence and complete all of its obligations and responsibilities under the Amended and Restated EPC Agreement.

Under the terms and conditions of the Amended and Restated EPC Agreement, Fluor will design, engineer, procure for, install, construct, test, commission and start up the Oak Grove Facility.  The Company has agreed to pay Fluor approximately $1.8 billion for such services.  Fluor has agreed under the terms of the Amended and Restated EPC Agreement to a guaranteed substantial completion date (i.e., the date on which each unit will, among other things, meet certain minimum performance criteria) of November 2009 for the first unit and May 2010 for the second unit (as such dates may be adjusted under the terms of the Amended and Restated EPC Agreement).  In addition, the Amended and Restated EPC Agreement contains certain performance guarantees with respect to the Oak Grove Facility.  The Company and Fluor have agreed to certain liquidated damages upon Fluor’s failure to comply with such schedule and performance guarantees.  The Company, in its sole discretion, has the right to terminate the Amended and Restated EPC Agreement for convenience.  Upon such termination, the Company will be obligated to pay certain cancellation costs to Fluor.

TXU US Holdings Company, a wholly-owned subsidiary of TXU Corp. (“TXU US Holdings”), has guaranteed certain obligations of the Company under the terms of the Amended and Restated EPC Agreement.  If TXU Energy is no longer a direct, wholly-owned subsidiary of TXU US Holdings, the Company is required to substitute a similar guarantee from TXU Corp. in the place of the TXU US Holdings guarantee.  Fluor’s obligations under the Amended and Restated EPC Agreement are guaranteed by Fluor Corporation.

1 The Registrants expect to request confidential treatment for a number of competitively sensitive terms of the Amended and Restated EPC Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TXU CORP.

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President & Controller

                TXU ENERGY COMPANY LLC

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President & Controller

Dated:  June 20, 2007

3